Exhibit 10.1
[SJW Letterhead]

July 30, 2014
W. Richard Roth
c/o SJW Corp.
110 W. Taylor Street
San Jose, CA 95110
Dear Rich:
I am pleased to inform you that the Executive Compensation Committee (the “Committee”) of the Board of Directors of SJW Corp. (the “Company”) has approved an additional amendment to your January 2008 amended and restated employment agreement with the Company, as previously amended in December 2009 and January 2010 (as so previously amended, the “Restated Employment Agreement”). The purpose of this letter agreement (this “Amendment Agreement”) is to memorialize the amendment as approved by the Committee. Terms used but otherwise undefined herein shall have the meanings given in the Restated Employment Agreement.

1.	Section 2 of the Restated Employment Agreement is hereby restated in its entirety to read as follows:

“2.    Term. The term of this amended and restated agreement shall end on December 31, 2017.”

2.	Section 4(a) of the Restated Employment Agreement is hereby restated in its entirety to read as follows:

“(a)    Your annual base salary for the 2014 calendar year is $676,000. Your annual base salary for the 2015 calendar year shall be $710,000. Your annual base salary for the 2016 calendar year shall be increased by 4% to $738,400, and your annual base salary for the 2017 calendar year shall be increased by an additional 4% to $767,936; provided, however, that in the event of a significant increase in the rate of inflation measured by reference to the Consumer Price Index for All Urban Customers (CPI-U) published monthly by the Bureau of Labor Statistics, the Committee may, in its sole discretion, further increase your annual base salary for the 2016 and 2017 calendar years. Such rates of annual base salary shall remain in force and effect for so long as you continue your employment pursuant to this amended and restated agreement. Your annual base salary shall be paid according to the Company’s standard payroll practices for salaried employees. Your annual rate of base salary as in effect from time to time during the terms of this agreement will be referred to as “Base Salary”.”

3.Section 5 of the Restated Employment Agreement is hereby restated in its entirety to read as follows:

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“5.    Annual Review. The Executive Compensation Committee of the Board will review annually your performance. Your performance will be evaluated based upon mutually approved written criteria to be developed jointly by the Executive Compensation Committee and you.”

4.The last paragraph of Section 6 is deleted and the following is added to the Restated Employment Agreement immediately following, but is not a part of, Section 6:

“6A.    Additional Equity Awards. In 2010, 2012, 2013, and 2014, you were granted restricted stock units covering 49,850, 4,321, 9,170 and 9,648 shares of Common Stock, respectively. Nothing in this amended and restated agreement shall affect or in any way modify the terms and conditions in effect for those awards.

6B.    New Multi-Year Equity Award. The Executive Compensation Committee will authorize additional long-term equity awards under the Company’s Long-Term Incentive Plan that will cover the Company’s 2015, 2016 and 2017 fiscal years (the “Additional Grants”) and there is no current expectation that any other equity awards will be made to you during the term of this amended and restated agreement; provided, however, that nothing herein shall be deemed to restrict the Executive Compensation Committee (in its sole discretion) from making any additional equity awards based on performance related to special projects. The Additional Grants will be in the form of a service-based restricted stock units award, a multi-year performance-based restricted stock units award and three annual performance-based restricted stock units awards and will cover an aggregate number of shares having a fair market value of $1,500,000 on August 4, 2014. Accordingly, the aggregate number of shares of Common Stock subject to the Additional Grants will be determined by dividing $1,500,000 by the closing price per share of Common Stock at the close of regular hours trading on the New York Stock Exchange on August 4, 2014 (the “Price”). No dividend equivalent rights will accrue with respect to the Additional Grants. The Additional Grants will be allocated as follows:

(a)    On August 4, 2014, you will be granted an award of restricted stock units covering a number of shares determined by dividing $450,000 by the Price, rounded to the nearest whole number (the “Service Award”). The Service Award shall vest in three (3) equal annual installments upon completion of each year of service to the Company over the three (3)-year period measured from January 1, 2015 to December 31, 2017.

(b)    On August 4, 2014, you will be granted an award of restricted stock units covering a target number of shares determined by dividing $525,000 by the Price , rounded to the nearest whole number (the “TSR Award”). The TSR Award shall vest on December 31, 2017 based on the achievement of relative total shareholder return over the period measured from August 4, 2014 to December 31, 2017 and continued service through December 31, 2017.

(c)    In each of the 2015, 2016 and 2017 calendar years, you will be granted an award of restricted stock units covering a target number of shares determined by dividing $175,000 by the August 4 Price, rounded to the nearest whole number (each, an “ROE Award”). The number of shares subject to an

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ROE Award shall be subject to adjustment in the same manner that outstanding awards are adjusted in the event of a stock split, stock dividend, recapitalization and other changes and transactions under the Long-Term Incentive Plan that occurs after August 4, 2014, but prior to the grant date of that award. Each annual ROE Award will be granted within ninety (90) days following the start of the applicable calendar year and will vest based on the achievement of a performance goal based on return on equity (“ROE”) as measured over the applicable calendar year period and continued service through December 31 of that year. The ROE performance goal for each annual ROE Award shall be determined by the Executive Compensation Committee at the time of the grant of such award. Notwithstanding the foregoing, you will not be granted any ROE Award following your termination of employment or a Change in Control (as such term is defined in the Long Term Incentive Plan).

(d)    The terms and conditions of the Service Award, the TSR Award, and the ROE Awards (including, without limitation, the vesting schedule, the performance goals, the payout amounts, the issuance schedule and the effect of termination of your employment and a Change in Control of the Company) shall be as set forth in the forms of Restricted Stock Unit Agreements attached hereto as Exhibit A, Exhibit B and Exhibit C, respectively.”

5.The exhibits attached hereto as Exhibit A (“Form of Restricted Stock Unit Issuance Agreement – Service Award”), Exhibit B (“Form of Restricted Stock Unit Issuance Agreement – TSR Award”) and Exhibit C (“Form of Restricted Stock Unit Issuance Agreement – ROE Award”) are hereby added to the Restated Employment Agreement as Exhibit A, Exhibit B and Exhibit C, respectively.

6.Section 9 of the Restated Employment Agreement is hereby amended by adding the following sentence after the first sentence in the paragraph:

“Notwithstanding the foregoing, after August 4, 2014, the Company shall not pay for the renewal of any existing country club memberships or any new country club memberships.”

7.The following is added to the Restated Employment Agreement immediately following, but is not a part of, Section 16:

“17.    Clawback. Notwithstanding anything to the contrary in this amended and restated agreement, all compensation paid to you by the Company (whether payable pursuant to this amended and restated agreement or otherwise) will be subject to reduction, recovery and/or recoupment to the extent required by any present or future law, government regulation or stock exchange listing requirement (or any policy adopted by the Company which ensures compliance with the requirements of any such law, government regulation or stock exchange listing requirement).”

8.Except as modified by this Amendment Agreement, all of the terms and provisions of your existing Restated Employment Agreement shall continue in full force and effect.

9.This Amendment Agreement is conditioned upon your countersignature prior to August 4, 2014.

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Please contact me should you have any questions regarding the foregoing amendment. A duplicate original of this Amendment Agreement is enclosed. Please sign both copies and return one signed copy to me and retain the second copy for your records.
Sincerely,
SJW Corp.
By: /s/ Ronald B. Moskovitz
Name: Ronald B. Moskovitz
Title: Chair, Executive Compensation Committee of the Board of Directors

I HAVE READ THIS AMENDMENT AGREEMENT AND UNDERSTAND AND ACCEPT ITS TERMS. I SIGN THIS AMENDMENT AGREEMENT VOLUNTARILY AND FREELY:

/s/ W. Richard Roth W. Richard Roth	Date: July 30, 2014

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EXHIBIT A

Form of Restricted Stock Unit Issuance Agreement - Service Award

SJW CORP.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A.     The Board has adopted the Plan for the purpose of retaining the services of selected Employees of the Corporation (or any Parent or Subsidiary).

B.     Participant is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of an equity incentive award under the Plan designed to retain Participant’s continued service.

C.     All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.    Grant of Restricted Stock Units. The Corporation hereby awards to Participant, as of the Award Date, Restricted Stock Units under the Plan. Each Restricted Stock Unit which vests during Participant’s period of Service shall entitle Participant to receive one share of Common Stock on the applicable issuance date. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those shares, the applicable date or dates on which those vested shares shall become issuable to Participant and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Agreement.

Participant:	W. Richard Roth
Award Date:	August 4, 2014
Number of Shares Subject to Award:	_____ shares of Common Stock (the “Shares”)
Vesting Schedule:
The Shares shall vest in a series of three (3) successive equal annual installments upon Participant’s completion of each year of Service over the three (3)-year period measured from January 1, 2015 (the “Normal Vesting Schedule”). However, the Shares may be subject to accelerated vesting in accordance with the provisions of Paragraphs 4 and 6 below.

Issuance Schedule:
The Shares in which Participant vests on an annual basis in accordance with the Normal Vesting Schedule shall be issued, subject to the Corporation’s collection of all applicable Withholding Taxes, on the applicable annual vesting date (the “Issuance Date”) or as soon thereafter as administratively practicable, but in no event later than the fifteenth day of the third calendar month following such vesting date. The Shares which vest pursuant to Paragraph 4 or Paragraph 6 of this Agreement shall be issued in accordance with the provisions of the applicable Paragraph. The applicable Withholding Taxes are to be collected pursuant to the procedure set forth in Paragraph 8 of this Agreement.

2.    Limited Transferability. Prior to actual receipt of the Shares which vest and become issuable hereunder, Participant may not transfer any interest in the Award or the underlying Shares. Any Shares which vest hereunder but which otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award. Participant may also direct the Corporation to re-issue the stock certificates for any Shares which in fact vest and become issuable under the Award during his lifetime to one or more designated family members or a trust established for Participant and/or his family members. Participant may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Plan Administrator or its designee.
3.    Cessation of Service. Except as otherwise provided in Paragraph 4 or Paragraph 6 below, should Participant cease Service for any reason prior to vesting in one or more Shares subject to the Award, then the Award shall be immediately cancelled with respect to those unvested Shares, and the number of Restricted Stock Units will be reduced accordingly. Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.
4.    Accelerated Vesting.
A.    Upon (i) Participant’s cessation of Employee status by reason of death or Permanent Disability, (ii) Participant’s resignation from Employee status for Good Reason or (iii) the Corporation’s termination of Participant’s Employee status other than for Good Cause, all the Restricted Stock Units at the time subject to this Award, together with the underlying Shares, shall immediately vest.
B.    The Shares to which the Participant becomes entitled pursuant to the vesting provisions of Paragraph 4.A shall be issued on the date of his Separation from Service due to such cessation of Employee status or as soon as administratively practicable thereafter, subject to the Corporation’s collection of the applicable Withholding Taxes, but in no event later than the close of the calendar year in which such Separation from Service occurs or (if later) the fifteenth (15th) day of the third (3rd) calendar month following the date of such Separation from Service (subject to the delayed payment provisions of Paragraph 9).
C.    The accelerated vesting provisions of this Paragraph 4 shall apply and be effective whether such cessation or termination of Employee status occurs before or after the consummation of a Change in Control transaction.
5.    Stockholder Rights. Participant shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the Shares subject to the Award until the Shares vest and

Participant becomes the record holder of those Shares upon their actual issuance following the Company’s collection of the applicable Withholding Taxes.
6.    Change in Control.
A.    Any Restricted Stock Units subject to the Award at the time of a Change in Control may be assumed by the successor entity or otherwise continued in full force and effect or may be replaced with a cash retention program of the successor entity which preserves the Fair Market Value of the underlying Shares at the time of the Change in Control and provides for the subsequent vesting and payout of that value in accordance with the same vesting and payout provisions that would be applicable to those Shares in the absence of such Change in Control. In the event of such assumption or continuation of the Award or such replacement of the Award with a cash retention program, no accelerated vesting of the Restricted Stock Units shall occur at the time of the Change in Control.
B.    In the event the Award is assumed or otherwise continued in effect, the Restricted Stock Units subject to the Award will be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those Shares actually been issued and outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for the Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the Restricted Stock Units subject to the Award at that time, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction, provided such shares are registered under the federal securities laws and readily tradable on an established securities exchange.
C.    If the Restricted Stock Units subject to the Award at the time of the Change in Control are not assumed or otherwise continued in effect or replaced with a cash retention program in accordance with Paragraph 6.A above, then those units shall vest immediately prior to the closing of the Change in Control. The Shares subject to those vested units shall be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Change in Control, and such consideration per Share shall be distributed to Participant upon the tenth (10th) business day following the earliest to occur of (i) the Issuance Date determined for that Share in accordance with the Normal Vesting Schedule, (ii) the date of Participant’s Separation from Service (subject to the delayed payment provisions of Paragraph 9) or (iii) the first date following a Qualifying Change in Control on which the distribution can be made without contravention of any applicable provisions of Code Section 409A. Such distribution shall be subject to the Corporation’s collection of the applicable Withholding Taxes pursuant to the provisions of Paragraph 8.
D.    This Agreement shall not in any way affect the right of the Corporation to adjust, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
7.    Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to the Award in order to reflect such change and the determination of the Plan Administrator shall be final, binding and conclusive. In the event of a Change in Control, the adjustments (if any) shall be made in accordance with the provisions of Paragraph 6.
8.    Issuance of Shares/Collection of Withholding Taxes.
A.    On each applicable Issuance Date (or any earlier date on which the Shares are to be issued in accordance with the terms of this Agreement), the Corporation shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of shares of Common Stock, subject, however, to the Corporation’s collection of the applicable Withholding Taxes.
B.    The Corporation shall collect the applicable Withholding Taxes with respect to the Shares which vest and become issuable hereunder through an automatic share withholding procedure pursuant to which the Corporation will withhold, at the time of such issuance, a portion of the Shares with a Fair Market Value (measured as of the applicable issuance date) equal to the amount of those taxes; provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income. In the event payment is to be made in a form other than the Shares, then the Corporation shall collect from Participant the applicable Withholding Taxes pursuant to such procedures as the Corporation deems appropriate under the circumstances.
C.    Notwithstanding the foregoing provisions of Paragraph 8.B, the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the Shares or any other amounts hereunder (the “Employment Taxes”) shall in all events be collected from Participant no later than the last business day of the calendar year in which the Shares or other amounts vest hereunder. Accordingly, to the extent the Issuance Date for one or more vested Shares or the distribution date for such other amounts is to occur in a year subsequent to the calendar year in which those Shares or other amounts vest, Participant shall, on or before the last business day of the calendar year in which the Shares or other amounts vest, deliver to the Corporation a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those Shares or other amounts. The provisions of this Paragraph 8.C shall be applicable only to the extent necessary to comply with the applicable tax withholding requirements of Code Section 3121(v).
D.    Except as otherwise provided in Paragraph 6 and Paragraph 8.B, the settlement of all Restricted Stock Units which vest under the Award shall be made solely in shares of Common Stock. In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Common Stock to be issued pursuant to this Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.
9.    Deferred Issuance Date. Notwithstanding any provision to the contrary in this Agreement, no Shares or other amounts which become issuable or distributable by reason of Participant’s Separation from Service shall actually be issued or distributed to Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of such Separation from Service or (ii) the date of Participant’s death, if Participant is deemed at the time of such Separation from Service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations issued under Code Section 409A, as determined by the Plan Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Corporation, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred Shares or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of Participant’s Separation from Service or, if earlier, the first day of the month immediately following the date the Corporation receives proof of Participant’s death.
10.    Benefit Limit.
A.    In the event the vesting and issuance of the Shares subject to the Award would otherwise constitute a parachute payment under Code Section 280G, then the vesting and issuance of those Shares shall be subject to reduction to the extent necessary to assure that the number of Shares which vest and are issued under the Award will be limited to the greater of (i) the number of Shares which can vest and be issued without triggering a parachute payment under Code Section 280G or (ii) the maximum number of Shares which can vest and be issued under the Award so as to provide Participant with the greatest after-tax amount of such vested and issued Shares after taking into account any excise tax Participant may incur under Code Section 4999 with respect to those Shares and any other benefits or payments to which Participant may be entitled in connection with any change in control or ownership of the Corporation or the subsequent termination of the Participant’s Service.
B.    The benefit limitation of this Paragraph 10 shall apply only to the extent Participant is not otherwise entitled to a Code Section 4999 tax gross-up, pursuant to the terms of the Corporation’s Executive Severance Plan (or any successor plan), with respect to the Shares that vest on an accelerated basis in connection with a Change in Control or subsequent cessation of Employee status.
11.    Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such issuance.
12.    Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
13.    Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.
14.    Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award. To the extent there is any ambiguity as to whether any provision of this Agreement would otherwise contravene one or more applicable requirements or limitations of Code Section 409A and the Treasury Regulations thereunder, such provision shall be interpreted and applied in a manner that complies with the applicable requirements of Code Section 409A and the Treasury Regulations thereunder. For purposes of Code Section 409A, each installment distribution of Shares (or other installment distribution hereunder) shall be treated as a separate payment, and Participant’s right to receive each such installment of Shares (or other installment distribution hereunder) shall accordingly be treated as a right to receive a series of separate payments.

15.    Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.
16.    Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Unit Issuance Agreement on the respective dates indicated below.

SJW CORP.
By:	____________________________
Title:	____________________________
Dated:	__________, 2014

W. RICHARD ROTH
Signature:	____________________________
Dated:	__________, 2014

APPENDIX A
DEFINITIONS
The following definitions shall be in effect under the Agreement:
A.     Agreement shall mean this Restricted Stock Unit Issuance Agreement.
B.     Award shall mean the award of Restricted Stock Units made to Participant pursuant to the terms of the Agreement.
C.     Award Date shall mean the date the Restricted Stock Units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.
D.     Board shall mean the Corporation’s Board of Directors.
E.    Change in Control shall mean any change in control or ownership of the Corporation which occurs by reason of one or more of the following events:
(i)    the acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under control with, the Corporation or an employee benefit plan maintained by any such entity, of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of securities of the Corporation that results in such person or related group owning thirty percent (30%) or more of the total combined voting power of the Corporation’s then-outstanding securities;
(ii)    a merger, recapitalization, consolidation, or other similar transaction to which the Corporation is a party, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the surviving entity or a parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction;
(iii)    a sale, transfer or disposition of all or substantially all of the Corporation’s assets, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the entity acquiring the Corporation’s assets or parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction;
(iv)    a merger, recapitalization, consolidation, or other transaction to which the Corporation is a party or the sale, transfer, or other disposition of all or substantially all of the Corporation’s assets if, in either case, the members of the Board immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation’s assets, as the case may be, or a parent thereof (for this purpose, any change in the composition of the board of directors that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction); or
(v)    a change in the composition of the Board over a period of thirty-six 36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members who were described in clause (a) or who were previously so elected or approved and who were still in office at the time the Board approved such election or nomination; provided, however, that solely for purposes of determining whether a permissible Section 409A distribution can be made under Paragraph 6.C in connection with such Change in Control event, the period for measuring a change in the composition of the Board shall be limited to a period of twelve (12) consecutive months or less;
provided however, that no Change in Control shall occur if the result of the transaction is to give more ownership or control of the Corporation to any person or related group of persons who held securities representing more than thirty percent (30%) of the combined voting power of the Corporation's outstanding securities as of March 3, 2003.
F.    Code shall mean the Internal Revenue Code of 1986, as amended.
G.    Common Stock shall mean the shares of the Corporation’s common stock.
H.    Corporation shall mean SJW Corp., a California corporation, and any successor corporation to all or substantially all of the assets or voting stock of SJW Corp. which shall by appropriate action adopt the Plan and/or assume the Award.
I.    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance; provided, however, that solely for purposes of determining whether Participant has incurred a Separation from Service, the term “Employee” shall have the meaning assigned to such term in the Separation from Service definition set forth in this Appendix.
J.    Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share on the date in question on the Stock Exchange on which the Common Stock is at that time primarily traded, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such Stock Exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.
K.    Good Cause shall be deemed to exist if, and only if: (i) Participant engages in acts or omissions that result in substantial harm to the business or property of the Corporation or any Parent or Subsidiary and that constitute dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or (ii) Participant is convicted of a criminal violation involving fraud or dishonesty. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Participant or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Good Cause.
L.    Good Reason shall mean the occurrence of any of the following events without Participant’s express written consent: (i) his removal from any of the following positions: President and Chief Executive Officer of the Corporation, President and Chief Executive Officer of San Jose Water Company and President and Chief Executive Officer of SJW Land Company, or any other significantly adverse change in the nature or the scope of his authority or overall working environment; (ii) the assignment to Participant of duties materially inconsistent with his duties, responsibilities and status as President and Chief Executive Officer of the Corporation, President and Chief Executive Officer of San Jose Water Company and President and Chief Executive Officer of SJW Land Company; (iii) a reduction in Participant’s rate of base salary or target annual bonus, other than a reduction in an amount not in excess of fifteen percent (15%) of either his base salary or the sum of his base salary and target annual bonus pursuant to a uniform reduction in the base salary or target bonus payable to all senior executives of the Corporation to which Participant and the Executive Compensation Committee have mutually agreed and which occurs prior to a Change in Control; (iv) a change by the Corporation by fifty-five (55) miles or more of the principal location at which Participant is required to perform Participant’s services hereunder or (v) a material breach by the Corporation of any of its obligations under its restated employment agreement with Participant dated December 9, 2008 (as amended from time to time or any successor agreement) which remains uncured for more than thirty (30) days following Participant’s written notice to the Board in which Participant specifically identifies the material breach which has occurred.
M.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.
N.    Participant shall mean the person to whom the Award is made pursuant to the Agreement
O.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
P.    Permanent Disability shall mean the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
Q.    Plan shall mean the Corporation’s Long Term Incentive Plan.
R.    Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.
S.    Restricted Stock Unit shall mean each unit subject to the Award which shall entitle Participant to receive one (1) share of Common Stock upon the vesting of that unit.
T.    Qualifying Change in Control shall mean the date on which there occurs a Change in Control that also qualifies as: (i) a change in the ownership of the Corporation, as determined in accordance with Section 1.409A-3(i)((5)(v) of the Treasury Regulations, (ii) a change in the effective control of the Corporation, as determined in accordance with Section 1.409A-3(i)((5)(vi) of the Treasury Regulations, or (iii) a change in the ownership of a substantial portion of the assets of the Corporation, as determined in accordance with Section 1.409A-3(i)((5)(vii) of the Treasury Regulations.
U.    Separation from Service shall mean Participant’s cessation of Employee status by reason of his death, retirement or termination of employment. The Participant shall be deemed to have terminated employment for such purpose at such time as the level of his bona fide services to be performed as an Employee (or as a consultant or independent contractor) permanently decreases to a level that is not more than twenty percent (20%) of the average level of services he rendered as an Employee during the immediately preceding thirty-six (36) months. Solely for purposes of determining when a Separation from Service occurs, Participant will be deemed to continue in “Employee” status for so long as he remains in the employ of one or more members of the Employer Group, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. “Employer Group” means the Corporation and any Parent or Subsidiary and any other corporation or business controlled by, controlling or under common control with, the Corporation, as determined in accordance with Sections 414(b) and (c)

of the Code and the Treasury Regulations thereunder, except that in applying Sections 1563(1), (2) and (3) of the Code for purposes of determining the controlled group of corporations under Section 414(b), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in such sections and in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses that are under common control for purposes of Section 414(c), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in Section 1.4.14(c)-2 of the Treasury Regulations. Any such determination as to Separation from Service, however, shall be made in accordance with the applicable standards of the Treasury Regulations issued under Section 409A of the Code.
V.    Service shall mean Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the Board or a consultant or independent advisor. Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service as an Employee shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that the following special provisions shall be in effect for any such leave:
(i)    Should the period of such leave (other than a disability leave) exceed six (6) months, then Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial six (6)- month period of that leave, unless Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary).
(ii)    Should the period of a disability leave exceed twenty-nine (29) months, then Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial twenty-nine (29)-month period of that leave, unless Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary). For such purpose, a disability leave shall be a leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than six (6) months and causes Participant to be unable to perform the duties of his position of employment with the Corporation (or any Parent or Subsidiary) or any substantially similar position of employment.
(iii)    Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.
W.    Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.
X.    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
Y.    Withholding Taxes shall mean (i) the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the shares of Common Stock (or any other property) under the Award and (ii) the federal, state and local income taxes required to be withheld by the Corporation in connection with the issuance of those vested shares (or any other property).

EXHIBIT B

Form of Restricted Stock Unit Issuance Agreement - TSR Award

SJW CORP.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A.     The Board has adopted the Plan for the purpose of retaining the services of selected Employees of the Corporation (or any Parent or Subsidiary).

B.     Participant is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of an equity incentive award under the Plan designed to retain Participant’s continued service.

C.     All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.    Grant of Restricted Stock Units. The Corporation hereby awards to Participant, as of the Award Date, a performance based award (the “Award”) under the Plan entitling Participant to receive a number of shares of Common Stock based upon the attainment of a pre-established performance objective tied to relative total shareholder return measured over a specified period, provided Participant continues in Service through the completion date of that measurement period. The target number of shares of Common Stock used to determine Participant’s rights under the Award, the actual number of shares to which Participant may become entitled, the applicable performance target for the vesting of those shares, the alternative and special vesting provisions which may become applicable to such shares, the date or dates on which the vested shares shall become issuable to Participant and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.

Participant:	W. Richard Roth
Award Date:	August 4, 2014
Target Number of Shares:
_____ shares of Common Stock (the “Target Shares”). The actual number of shares of Common Stock that may become issuable pursuant to the Award shall be determined in accordance with the Vesting Schedule below.

Vesting Schedule:
The number of shares of Common Stock which may actually vest and become issuable pursuant to the Award shall be determined pursuant to a two-step process: (i) first the maximum number of shares of Common Stock in which Participant can vest under the Performance Vesting section below shall be calculated on the basis of the level at which the Performance Objective specified on attached Schedule I is actually attained and (ii) then the number of shares calculated under clause (i) in which Participant may actually vest shall be determined on the basis of his or her completion of the applicable Service vesting requirements set forth in Paragraph 3 of this Agreement.
Performance Vesting:  Attached Schedule I specifies the Performance Objective to be attained for the specified Measurement Period. No later than the last business day of February in the calendar year immediately following the end of the Measurement Period, the Plan Administrator shall determine and certify the actual level of attainment for the Performance Objective. On the basis of that certified level of attainment, the number of Target Shares will be multiplied by the applicable percentage (which may range from 0% to 200%) determined in accordance with the table set forth in Schedule I. The number of shares resulting from such calculation shall constitute the maximum number of shares of Common Stock in which Participant may vest under this Award and shall be designated the “Performance-Qualified Shares.” In no event may the number of such Performance-Qualified Shares exceed 200% of the number of Target Shares.
To the extent the number of Performance-Qualified Shares resulting from the calculation described in the preceding paragraph equals zero, the Award shall be forfeited and shall be immediately cancelled. Participant shall thereupon cease to have any further right, title or interest in the shares of Common Stock underlying the cancelled Award.
Service Vesting. The number of Performance-Qualified Shares in which Participant actually vests shall be determined on the basis of his satisfaction of the Service vesting requirements set forth in Paragraph 3.
Change in Control Vesting. The shares of Common Stock underlying the Award may also vest on an alternative basis in accordance with Paragraph 5 should a Change in Control occur prior to the completion of the Measurement Period.

Issuance Schedule:
The shares of Common Stock which actually vest and become issuable pursuant to the terms of this Agreement shall be issued in accordance with the provisions of this Agreement applicable to the particular circumstances under which such vesting occurs. The actual issuance of the shares shall be subject to the Corporation’s collection of all applicable Withholding Taxes as set forth in Paragraph 7 of this Agreement.

2.    Limited Transferability. Prior to actual receipt of the shares of Common Stock which vest and become issuable hereunder, Participant may not transfer any interest in the Award or the underlying shares. Any shares which vest hereunder but which otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award. Participant may also direct the Corporation to re-issue the stock certificates for any shares which in fact vest and become issuable under the Award during his lifetime to one or more designated family members or a trust established for Participant and/or his family members. Participant may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Plan Administrator or its designee.
3.    Service Requirement. The number of Performance-Qualified Shares calculated in accordance with the Performance-Vesting provisions of Paragraph 1 and attached Schedule I represent the maximum number of shares of Common Stock in which Participant can vest hereunder. The actual number of shares of Common Stock in which Participant shall vest shall be determined as follows:
-    If Participant remains in Service through the completion of the Measurement Period, Participant shall vest in one hundred percent (100%) of the Performance-Qualified Shares.
-    Except to the extent otherwise provided in Paragraph 5, should Participant’s cessation of Employee status occur prior to the December 31, 2017 completion date of the Measurement Period by reason of (i) Participant’s resignation from Employee status for Good Reason or (ii) the Corporation’s termination of Participant’s Employee status other than for Good Cause, then Participant shall, following the completion of the Measurement Period, vest in one hundred percent (100%) of the Performance-Qualified Shares in which Participant could vest based on the actual level of attainment of the Performance Objective certified by the Plan Administrator.
-    Except to the extent otherwise provided in Paragraph 5, should Participant’s cessation of Employee status occur prior to the December 31, 2017 completion date of the Measurement Period by reason of Participant’s death or Permanent Disability, then Participant shall, following the completion of the Measurement Period, vest in that number of shares of Common Stock determined by multiplying the Performance-Qualified Shares in which Participant could vest based on the actual level of attainment of the Performance Objective certified by the Plan Administrator by a fraction, the numerator of which is the number of whole months of Service (rounded up to the next whole month) completed by

Participant during the Measurement Period and the denominator of which is forty-one (41) months.
-    If Participant’s Service ceases for any other reason prior to the completion of the Measurement Period, then Participant shall not vest in any of the shares of Common Stock subject to the Award, and all of Participant’s right, title and interest to the Award shall immediately terminate; provided, however, that should a Change in Control occur prior to the completion of the Measurement Period, then the provisions of Paragraph 5 shall govern the vesting of the shares.
To the extent Participant so vests in one or more Performance-Qualified Shares pursuant to this Paragraph 3, the underlying shares shall be issued on the last business day of February in the calendar year immediately following the end of the Measurement Period (the “Issuance Date”) or as soon as administratively practicable thereafter, subject to the Corporation’s collection of the applicable Withholding Taxes, but in no event later than March 31, 2018.
4.    Stockholder Rights. Participant shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the shares of Common Stock subject to the Award until the shares vest and Participant becomes the record holder of those shares upon their actual issuance following the Corporation’s collection of the applicable Withholding Taxes.
5.    Change in Control.
A.    In the event a Change of Control occurs during the Measurement Period and Participant remains in Service through the effective date of the Change of Control, then the number of Performance-Qualified Shares issuable under the Award shall be determined immediately prior to the Change in Control by multiplying (i) the Target Shares by (ii) the applicable percentage (determined in accordance with the table in attached Schedule I) for the levels at which the Performance Objective is attained over an abbreviated Measurement Period ending with the effective date of the Change in Control.
B.    The Award as so adjusted at the time of a Change in Control may be assumed by the successor entity or otherwise continued in full force and effect or may be replaced with a cash retention program of the successor entity which preserves the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent vesting and payout of that value in accordance with the provisions of this Paragraph 5.B. In the event the Award is assumed or otherwise continued in effect, the following Service-based vesting schedule shall apply:
(i)    The Award (whether in its assumed or continued form or as converted into a cash retention program) shall vest in full upon Participant’s continuation in Service through December 31, 2017. Following the completion of such Service‑vesting period, the securities, cash or other property underlying the vested Award shall be issued on the Issuance Date or as soon as administratively practicable thereafter, subject to the Corporation’s collection of the applicable Withholding Taxes, but in no event later than March 31, 2018.

(ii)    Should any of the following events occur within twenty-four (24) months after the effective date of such Change in Control but prior to the December 31, 2017 completion date of the Measurement Period: (A) Participant’s cessation of Employee status by reason of death or Permanent Disability, (B) Participant’s resignation from Employee status for Good Reason or (C) the Corporation’s termination of Participant’s Employee status other than for Good Cause, then the Award shall immediately vest in full with respect to the Performance-Qualified Shares determined under Paragraph 5.A, and the securities, cash or other property underlying such portion of the Award shall, subject to the Corporation’s collection of the applicable Withholding Taxes, be distributed on the earlier of (x) the Issuance Date or (y) the date of Participant’s Separation from Service (subject to the delayed payment provisions of Paragraph 8), provided such Separation from Service occurs within twenty‑four (24) months after a Qualifying Change in Control, or as soon as administratively practicable after the applicable distribution date, but in no event later than the close of the calendar year in which such distribution date occurs.
C.    In the event the Award is assumed or otherwise continued in effect, the shares of Common Stock subject to the Award (as determined pursuant to Paragraph 5.A) will be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to the Award immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those shares actually been issued and outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the Award at that time, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction, provided such shares are registered under the federal securities laws and readily tradable on an established securities exchange.
D.    If the Award is not so assumed or otherwise continued in effect or replaced with a cash retention program under Paragraph 5.B, then the Award will vest immediately prior to the closing of the Change in Control with respect to the Performance-Qualified Shares determined under Paragraph 5.A. The shares subject to the vested Award shall be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Change in Control, and such consideration shall be distributed to Participant on the tenth (10th) business day following the earliest to occur of (i) the Issuance Date, (ii) the date of Participant’s Separation from Service (subject to the delayed payment provisions of Paragraph 8), provided such Separation from Service occurs within twenty-four (24) months after a Qualifying Change in Control, or (iii) the first date following a Qualifying Change in Control on which the distribution can be made without contravention of any applicable provisions of Code Section 409A. Such distribution shall be subject to the Corporation’s collection of the applicable Withholding Taxes pursuant to the provisions of Paragraph 7.
E.    This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
6.    Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and the determination of the Plan Administrator shall be final, binding and conclusive. In the event of a Change in Control, the adjustments (if any) shall be made in accordance with the provisions of Paragraph 5.
7.    Issuance of Shares/Collection of Withholding Taxes.
A.    On the Issuance Date (or any earlier date on which the shares of Common Stock are to be issued in accordance with the terms of this Agreement), the Corporation shall issue to or on behalf of Participant a certificate (which may be in electronic form) for the applicable number of shares of Common Stock, subject, however, to the Corporation’s collection of the applicable Withholding Taxes.
B.    The Corporation shall collect the applicable Withholding Taxes with respect to the shares of Common Stock which vest and become issuable hereunder through an automatic share withholding procedure pursuant to which the Corporation will withhold, at the time of such issuance, a portion of the shares with a Fair Market Value (measured as of the applicable issuance date) equal to the amount of those taxes; provided, however, that the amount of any shares so withheld shall not exceed the amount necessary to satisfy the Corporation‘s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income. In the event payment is to be made in a form other than the shares, then the Corporation shall collect from Participant the applicable Withholding Taxes pursuant to such procedures as the Corporation deems appropriate under the circumstances.
C.    Notwithstanding the foregoing provisions of Paragraph 7.B, the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the shares of Common Stock or any other amounts hereunder (the “Employment Taxes”) shall in all events be collected from Participant no later than the last business day of the calendar year in which the shares or other amounts vest hereunder. Accordingly, to the extent the Issuance Date for one or more vested shares or the distribution date for such other amounts is to occur in a year subsequent to the calendar year in which those shares or other amounts vest, Participant shall, on or before the last business day of the calendar year in which the shares or other amounts vest, deliver to the Corporation a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those shares or other amounts. The provisions of this Paragraph 7.C shall be applicable only to the extent necessary to comply with the applicable tax withholding requirements of Code Section 3121(v).
D.    Except as otherwise provided in Paragraph 5 and Paragraph 7.B, the settlement of the vested Award shall be made solely in shares of Common Stock. In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Common Stock to be issued pursuant to this Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.
8.    Deferred Issuance Date. Notwithstanding any provision to the contrary in this Agreement, no shares of Common Stock or other amounts which become issuable or distributable by reason of Participant’s Separation from Service shall actually be issued or distributed to Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of such Separation from Service or (ii) the date of Participant’s death, if Participant is deemed at the time of such Separation from Service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations issued under Code Section 409A, as determined by the Plan Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Corporation, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred shares or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of Participant’s Separation from Service or, if earlier, the first day of the month immediately following the date the Corporation receives proof of Participant’s death.
9.     Benefit Limit.
A.    In the event the vesting and issuance of the shares of Common Stock subject to this Award would otherwise constitute a parachute payment under Code Section 280G, then the vesting and issuance of those shares shall be subject to reduction to the extent necessary to assure that the number of shares which vest and are issued under this Award will be limited to the greater of (i) the number of shares of Common Stock which can vest and be issued without triggering a parachute payment under Code Section 280G or (ii) the maximum number of shares of Common Stock which can vest and be issued under this Award so as to provide Participant with the greatest after-tax amount of such vested and issued shares after taking into account any excise tax Participant may incur under Code Section 4999 with respect to those shares and any other benefits or payments to which Participant may be entitled in connection with any change in control or ownership of the Corporation or the subsequent termination of Participant’s Service.
B.    The benefit limitation of this Paragraph 9 shall apply only to the extent Participant is not otherwise entitled to a Code Section 4999 tax gross-up, pursuant to the terms of the Corporation’s Executive Severance Plan (or any successor plan), with respect to the shares that vest on an accelerated basis in connection with a Change in Control or subsequent cessation of Employee status.
10.     Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such issuance.
11.     Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
12.     Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.
13.     Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award. To the extent there is any ambiguity as to whether any provision of this Agreement would otherwise contravene one or more applicable requirements or limitations of Code Section 409A and the Treasury Regulations thereunder, such provision shall be interpreted and applied in a manner that complies with the applicable requirements of Code Section 409A and the Treasury Regulations thereunder. For purposes of Code Section 409A, each installment distribution of shares of Common Stock (or other installment distribution hereunder) shall be treated as a separate payment, and Participant’s right to receive each such installment of shares (or other installment distribution hereunder) shall accordingly be treated as a right to receive a series of separate payments.

14.     Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.
15.     Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

Signature page follows.

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Unit Issuance Agreement on the respective dates indicated below.

SJW CORP.
By:	____________________________
Title:	____________________________
Dated:	__________, 2014

W. RICHARD ROTH
Signature:	____________________________
Dated:	__________, 2014

APPENDIX A
DEFINITIONS
The following definitions shall be in effect under the Agreement:
A.    Agreement shall mean this Restricted Stock Unit Issuance Agreement.
B.    Award shall mean the award made to Participant pursuant to the terms of the Agreement.
C.    Award Date shall mean the date the Award is granted to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.
D.    Board shall mean the Corporation’s Board of Directors.
E.    Change in Control shall mean any change in control or ownership of the Corporation which occurs by reason of one or more of the following events:
(i)    the acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under control with, the Corporation or an employee benefit plan maintained by any such entity, of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of securities of the Corporation that results in such person or related group owning thirty percent (30%) or more of the total combined voting power of the Corporation’s then-outstanding securities;
(ii)    a merger, recapitalization, consolidation, or other similar transaction to which the Corporation is a party, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the surviving entity or a parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction;
(iii)    a sale, transfer or disposition of all or substantially all of the Corporation’s assets, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the entity acquiring the Corporation’s assets or parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction;
(iv)    a merger, recapitalization, consolidation, or other transaction to which the Corporation is a party or the sale, transfer, or other disposition of all or substantially all of the Corporation’s assets if, in either case, the members of the Board immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation’s assets, as the case may be, or a parent thereof (for this purpose, any change in the composition of the board of directors that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction); or
(v)    a change in the composition of the Board over a period of thirty-six 36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members who were described in clause (a) or who were previously so elected or approved and who were still in office at the time the Board approved such election or nomination; provided, however, that solely for purposes of determining whether a permissible Section 409A distribution can be made under Paragraph 5.C in connection with such Change in Control event, the period for measuring a change in the composition of the Board shall be limited to a period of twelve (12) consecutive months or less;
provided however, that no Change in Control shall occur if the result of the transaction is to give more ownership or control of the Corporation to any person or related group of persons who held securities representing more than thirty percent (30%) of the combined voting power of the Corporation's outstanding securities as of March 3, 2003.
F.    Code shall mean the Internal Revenue Code of 1986, as amended.
G.    Common Stock shall mean the shares of the Corporation’s common stock.
H.    Corporation shall mean SJW Corp., a California corporation, and any successor corporation to all or substantially all of the assets or voting stock of SJW Corp. which shall by appropriate action adopt the Plan and/or assume the Award.
I.    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance; provided, however, that solely for purposes of determining whether Participant has incurred a Separation from Service, the term “Employee” shall have the meaning assigned to such term in the Separation from Service definition set forth in this Appendix.
J.    Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share on the date in question on the Stock Exchange on which the Common Stock is at that time primarily traded, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such Stock Exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.
K.    Good Cause shall be deemed to exist if, and only if: (i) Participant engages in acts or omissions that result in substantial harm to the business or property of the Corporation or any Parent or Subsidiary and that constitute dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or (ii) Participant is convicted of a criminal violation involving fraud or dishonesty. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Participant or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Good Cause.
L.    Good Reason shall mean the occurrence of any of the following events without Participant’s express written consent: (i) his removal from any of the following positions: President and Chief Executive Officer of the Corporation, President and Chief Executive Officer of San Jose Water Company and President and Chief Executive Officer of SJW Land Company, or any other significantly adverse change in the nature or the scope of his authority or overall working environment; (ii) the assignment to Participant of duties materially inconsistent with his duties, responsibilities and status as President and Chief Executive Officer of the Corporation, President and Chief Executive Officer of San Jose Water Company and President and Chief Executive Officer of SJW Land Company; (iii) a reduction in Participant’s rate of base salary or target annual bonus, other than a reduction in an amount not in excess of fifteen percent (15%) of either his base salary or the sum of his base salary and target annual bonus pursuant to a uniform reduction in the base salary or target bonus payable to all senior executives of the Corporation to which Participant and the Executive Compensation Committee have mutually agreed and which occurs prior to a Change in Control; (iv) a change by the Corporation by fifty-five (55) miles or more of the principal location at which Participant is required to perform Participant’s services hereunder or (v) a material breach by the Corporation of any of its obligations under its restated employment agreement with Participant dated December 9, 2008 (as amended from time to time or any successor agreement) which remains uncured for more than thirty (30) days following Participant’s written notice to the Board in which Participant specifically identifies the material breach which has occurred.
M.    Measurement Period shall mean the period specified on attached Schedule I over which the attainment of the Performance Objective is to be measured.
N.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.
O.    Participant shall mean the person to whom the Award is made pursuant to the Agreement.
P.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
Q.    Performance Objective shall mean the attainment of the total shareholder return objective set forth in attached Schedule I, as calculated over the Measurement Period.
R.    Permanent Disability shall mean Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
S.    Plan shall mean the Corporation’s Long Term Incentive Plan.
T.    Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.
U.    Qualifying Change in Control shall mean the date on which there occurs a Change in Control that also qualifies as: (i) a change in the ownership of the Corporation, as determined in accordance with Section 1.409A-3(i)((5)(v) of the Treasury Regulations, (ii) a change in the effective control of the Corporation, as determined in accordance with Section 1.409A-3(i)((5)(vi) of the Treasury Regulations, or (iii) a change in the ownership of a substantial portion of the assets of the Corporation, as determined in accordance with Section 1.409A-3(i)((5)(vii) of the Treasury Regulations.
V.    Separation from Service shall mean Participant’s cessation of Employee status by reason of his death, retirement or termination of employment. Participant shall be deemed to have terminated employment for such purpose at such time as the level of his bona fide services to be performed as an Employee (or as a consultant or independent contractor) permanently decreases to a level that is not more than twenty percent (20%) of the average level of services he rendered as an Employee during the immediately preceding thirty-six (36) months. Solely for purposes of determining when a Separation from Service occurs, Participant will be deemed to continue in “Employee” status for so long as he remains in the employ of one or more members of the Employer Group, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. “Employer Group” means the Corporation and any Parent or Subsidiary and any other corporation or business controlled by, controlling or under common control with, the Corporation, as determined in accordance with Sections 414(b) and (c) of the Code and the Treasury Regulations thereunder, except that in applying Sections 1563(1), (2) and (3) of the Code for purposes of determining the controlled group of corporations under Section 414(b), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in such sections and in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses that are under common control for purposes of Section 414(c), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in Section 1.4.14(c)-2 of the Treasury Regulations. Any such determination as to Separation from Service, however, shall be made in accordance with the applicable standards of the Treasury Regulations issued under Section 409A of the Code.
W.    Service shall mean Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the Board or a consultant or independent advisor. Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service as an Employee shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that the following special provisions shall be in effect for any such leave:
(i)    Should the period of such leave (other than a disability leave) exceed six (6) months, then Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial six (6)-month period of that leave, unless Participant retains a right to re‑employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary).
(ii)    Should the period of a disability leave exceed twenty-nine (29) months, then Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial twenty-nine (29)-month period of that leave, unless Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary). For such purpose, a disability leave shall be a leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than six (6) months and causes Participant to be unable to perform the duties of his position of employment with the Corporation (or any Parent or Subsidiary) or any substantially similar position of employment.
(iii)    Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.
X.    Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.
Y.    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
Z.    Target Shares shall mean number of shares specified in the Target Number of Shares section under Paragraph 1.

AA.    Withholding Taxes shall mean (i) the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the shares of Common Stock (or any other property) under the Award and (ii) the federal, state and local income taxes required to be withheld by the Corporation in connection with the issuance of those vested shares (or any other property).

SCHEDULE I
PERFORMANCE OBJECTIVE AND MEASUREMENT PERIOD

MEASUREMENT PERIOD
The Measurement Period shall be the period beginning August 4, 2014 and ending December 31, 2017.
PERFORMANCE OBJECTIVE
The Performance Objective which must be attained for the Award to vest shall be tied to the ranking of the total shareholder return (including stock price appreciation and reinvestment of any cash dividends or other stockholder distributions) to the Corporation’s stockholders over the Measurement Period in relation to the total shareholder return realized for that period by the companies listed below as “Peer Companies” (each, a “Peer Company”).
Total Shareholder Return
For such purpose, the total shareholder return (“TSR”) shall be determined pursuant to the following formula:

TSR =	(Ending Stock Price – Beginning Stock Price ) + Reinvested Dividends
Beginning Stock Price

Where:
“Ending Stock Price” is the average daily closing price per share of the Common Stock calculated for the last twenty (20) consecutive trading days within the Measurement Period;
“Beginning Stock Price” is the average daily closing price per share of the Common Stock calculated for the last twenty (20) consecutive trading days immediately preceding the commencement of the Measurement Period; and
“Reinvested Dividends” shall be calculated by multiplying (i) the aggregate number of shares (including fractional shares) that could have been purchased during the Measurement Period had each cash dividend paid on a single share during that period been immediately reinvested in additional shares (or fractional shares) at the closing selling price per share of the Common Stock on the applicable dividend payment date by (ii) the average daily closing price per share calculated for the last twenty (20) consecutive trading days within the Measurement Period.
Each of the foregoing amounts shall be equitably adjusted for stock splits, stock dividends, recapitalizations and other similar events affecting the shares in question without the issuer’s receipt of consideration.

For each Peer Company, the TSR with respect to its common stock shall be calculated in the same manner as for the Corporation’s Common Stock.
In addition, the following parameters shall be in effect for purposes of measuring the total shareholder return for the Corporation and each Peer Company:
(i)    any distribution (other than a regular cash dividend), whether in cash, securities (other than shares of the distributing company’s common stock) or other property, made during the Measurement Period by a company shall be treated in the same manner as a regular cash dividend paid by such distributing company (in an amount per share of the distributing company’s common stock deemed equal to the cash amount or the fair market value of the securities or other property distributed per share of the distributing company’s common stock) that is immediately reinvested in the distributing company’s common stock; and
(ii)    any spin-off distribution of shares of the common stock of one or more subsidiaries or other affiliated entities that is made during the Measurement Period by a company shall be treated in the same manner as a regular cash dividend paid by that distributing company (in an amount per share of the distributing company’s common stock deemed equal to the fair market value of the common stock (or fractional share thereof) of the spun-off entity distributed per share of the distributing company’s common stock) that is immediately reinvested in the distributing company’s common stock.
Should a Change in Control of the Corporation occur during the Measurement Period, then the attained level of the Performance Objective shall be determined in accordance with the applicable Change in Control provisions of Paragraph 5 of this Agreement. Should a Peer Company be acquired or otherwise cease to exist as an independent publicly-owned entity during the Measurement Period, the “Ending Stock Price” for such Peer Company shall be equal to the final closing sale price for the last day on which the Peer Company is publicly traded; provided, however, that in the event of any such acquisition or cessation that occurs in the last month of the Measurement Period, the “Ending Stock Price” used for purposes of calculating such Peer Company’s TSR shall be the average daily closing price per share of the Peer Company’s common stock calculated for the last twenty (20) consecutive trading days prior to the acquisition of the Peer Company or it ceasing to exist as an independent publicly-owned entity.
Peer Companies:
American States Water
American Water Workers
Aqua America
Artesian Resources
California Water Service
Connecticut Water Service
Middlesex Water
York Water

DETERMINING NUMBER OF PERFORMANCE-QUALIFIED SHARES BASED ON ATTAINED LEVELS OF PERFORMANCE OBJECTIVE
No later than the last business day of February in the calendar year immediately following the completion of the Measurement Period, the Plan Administrator shall determine and certify the actual level at which the Performance Objective is attained. The actual number of shares of Common Stock which shall vest and become issuable pursuant to the Award as a result of such certification (the “Performance-Qualified Shares”) may range from 0% to 200% of the Target Shares, as such number may be adjusted pursuant to the provisions of Paragraph 5 of this Agreement. The actual percentage shall be determined based on the ranking of the Corporation’s TSR relative to the TSR realized for that period by the Peer Companies, in each case, as certified by the Plan Administrator; provided, however, that the maximum number of shares of Common Stock that may qualify as Performance-Qualified Shares may not exceed 200% of the Target Shares.

For purposes of the Award, the number of Performance-Qualified Shares earned will be calculated as follows:

FIRST: For the Corporation and for each Peer Company, determine the TSR for the Measurement Period.

SECOND: Rank the TSR values determined in the first step from high to low (with the company having the highest TSR being ranked number 1, the company with the second highest TSR ranked number 2, and so on). In the event that the Corporation’s TSR equals the TSR of any other Peer Company, the Corporation shall be given the higher TSR ranking.

THIRD: Use the rank for the Corporation determined in the second step and determine the number of shares earned as a percent of target, which is the figure in the right-hand column of the table below corresponding to that rank. For example, if the Corporation’s rank is 3, then 150% of target shares would be earned:

TSR Ranking	% of Target Shares Paid
1	200%
2	175%
3	150%
4	125%
5	100%
6	75%
7	50%
8	0%
9	0%

EXHIBIT C

Form of Restricted Stock Unit Issuance Agreement - ROE Award

SJW CORP.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A.    The Board has adopted the Plan for the purpose of retaining the services of selected Employees of the Corporation (or any Parent or Subsidiary).

B.    Participant is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of an equity incentive award under the Plan designed to retain Participant’s continued service.

C.    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.    Grant of Restricted Stock Units. The Corporation hereby awards to Participant, as of the Award Date, a performance-based award (the “Award”) under the Plan that shall vest upon the attainment of a pre-established performance objective tied to return on equity measured over a specified period, provided Participant continues in Service through the completion date of that measurement period. The target number of shares of Common Stock subject to the Award, the multiplier applicable in the event of a Change in Control, the applicable performance target for the vesting of those shares, the alternative and special vesting provisions which may become applicable to such shares, the date or dates on which the vested shares shall become issuable to Participant and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.

Participant:	W. Richard Roth
Award Date:	[________, 201__]
Target Number of Shares:
_____ shares of Common Stock (the “Target Shares”). The actual number of shares of Common Stock that may become issuable pursuant to the Award shall be determined based on the vesting schedule and the Change in Control Multiplier.

Measurement Period:	January 1, 201[_] to December 31, 201[_]
Vesting Schedule:
The Award shall vest upon the attainment of the Performance Objective set forth in attached Schedule I, provided Participant continues in Service through the completion of the Measurement Period (the “Normal Vesting Schedule”). However, the Award may also vest in accordance with the alternative vesting provisions of Paragraph 4 of this Agreement and the special vesting provisions of Paragraph 6 of this Agreement.

Issuance Schedule:
The shares of Common Stock issuable in which Participant vests in accordance with the Normal Vesting Schedule will become issuable on the last business day of February in the calendar year immediately following the end of the Measurement Period (the “Issuance Date”). The actual issuance of the shares shall be subject to the Corporation’s collection of all applicable Withholding Taxes and shall be effected on the Issuance Date or as soon as administratively practicable thereafter, but in no event later than the close of the calendar year in which such Issuance Date occurs. The shares of Common Stock which vest pursuant to Paragraph 4 or Paragraph 6 of this Agreement shall be issued in accordance with the provisions of the applicable Paragraph. The procedures pursuant to which the applicable Withholding Taxes are to be collected are set forth in Paragraph 8 of this Agreement.

2.    Limited Transferability. Prior to actual receipt of the shares of Common Stock which vest and become issuable hereunder, Participant may not transfer any interest in the Award or the underlying shares. Any shares which vest hereunder but which otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award. Participant may also direct the Corporation to re-issue the stock certificates for any shares which in fact vest and become issuable under the Award during his lifetime to one or more designated family members or a trust established for Participant and/or his family members. Participant may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Plan Administrator or its designee.
3.    Cessation of Service. Except as otherwise provided in Paragraph 4 or Paragraph 6 below, should Participant cease Service for any reason prior to the completion of the Measurement Period, then the Award shall be immediately cancelled, and Participant shall cease to have any right or entitlement to receive

any shares of Common Stock under the cancelled Award.     In no event shall Participant be entitled to receive any additional ROE Awards (as such term is defined in the Amendment Agreement) following Participant’s cessation of Service.
4.    Alternative Vesting.
A.    Except to the extent otherwise provided in Paragraph 6, should Participant’s cessation of Employee status occur prior to the completion date of the Measurement Period by reason of (i) Participant’s resignation from Employee status for Good Reason or (ii) the Corporation’s termination of Participant’s Employee status other than for Good Cause, then Participant shall, following the completion of the Measurement Period, vest in the number of shares of Common Stock in which Participant could vest based on the actual level of attainment of the Performance Objective.
B.    Except to the extent otherwise provided in Paragraph 6, should Participant’s cessation of Employee status occur prior to the completion date of the Measurement Period by reason of Participant’s death or Permanent Disability, then Participant shall, following the completion of the Measurement Period, vest in a number of shares of Common Stock determined by multiplying the number of shares of Common Stock in which Participant could vest based on the actual level of attainment of the Performance Objective by a fraction, the numerator of which is the number of whole months of Service (rounded up to the next whole month) completed by Participant during the Measurement Period and the denominator of which is twelve (12) months.
C.    The shares of Common Stock to which Participant becomes entitled pursuant to the provisions of this Paragraph 4 shall be issued on the Issuance Date or as soon as administratively practicable thereafter, subject to the Corporation’s collection of the applicable Withholding Taxes, but in no event later than the close of the calendar year in which such Issuance Date occurs.
5.    Stockholder Rights. Participant shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the shares subject to the Award until Participant becomes the record holder of those shares upon their actual issuance following the Company’s collection of the applicable Withholding Taxes.
6.    Change in Control.
A.     In the event a Change in Control occurs during the Measurement Period and Participant remains in Service through the effective date of the Change in Control, the number of shares of Common Stock issuable under this Award shall be determined by multiplying the Target Shares by the Change in Control Multiplier. This Award, as so adjusted, may be assumed by the successor entity or otherwise continued in full force and effect or may be replaced with a cash retention program of the successor entity which preserves the Fair Market Value of the shares of Common Stock underlying the Award at the time of the Change in Control (as adjusted to reflect the Change in Control Multiplier) and provides for the subsequent vesting and payout of that value in accordance with the provisions of this Paragraph 6.A. No accelerated vesting of the Award or the underlying shares of Common Stock shall occur in the event of such assumption or continuation of the Award or such replacement of the Award with a cash retention program. However, the vesting provisions in effect for the Award following the Change in Control shall no longer be tied to the attainment of the Performance Objective set forth in Schedule I and shall instead be converted into the following Service-vesting schedule:
(i)    The Award (whether in its assumed or continued form or as converted into a cash retention program) shall vest in full upon Participant’s continuation in Service through the completion date of the Measurement Period. Following the completion of such Service vesting period, the securities, cash or other property underlying the vested Award shall be issued on the Issuance Date or as soon as administratively practicable thereafter, subject to the Corporation’s collection of the applicable Withholding Taxes, but in no event later than March 31 following the end of the Measurement Period.
(ii)    Should any of the following events occur within twenty-four (24) months after the effective date of such Change in Control but prior to the December 31 completion date of the Measurement Period: (A) Participant’s cessation of Employee status by reason of death or Permanent Disability, (B) Participant’s resignation from Employee status for Good Reason or (C) the Corporation’s termination of Participant’s Employee status other than for Good Cause, then the Award shall immediately vest in full, and the securities, cash or other property underlying the Award shall, subject to the Corporation’s collection of the applicable Withholding Taxes, be distributed on the earlier of (x) the Issuance Date or (y) the date of Participant’s Separation from Service, provided such Separation from Service occurs within twenty-four (24) months after a Qualifying Change in Control, or as soon as administratively practicable after the applicable distribution date, but in no event later than the close of the calendar year in which such distribution date occurs (subject to the delayed payment provisions of Paragraph 9).
B.    In the event the Award is assumed or otherwise continued in effect, the shares of Common Stock subject to the Award will be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the shares subject to those units immediately prior to the Change in Control (as adjusted to reflect the Change in Control Multiplier) would have been converted in consummation of that Change in Control had those shares actually been issued and outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the Award at that time (as adjusted to reflect the Change in Control Multiplier), substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction, provided such shares are registered under the federal securities laws and readily tradable on an established securities exchange.
C.    If the Award is not so assumed or otherwise continued in effect or replaced with a cash retention program under Paragraph 6.A, then the Award will vest immediately prior to the closing of the Change in Control. The shares subject to the vested Award (as adjusted to reflect the Change in Control Multiplier) shall be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Change in Control, and such consideration shall be distributed to Participant on the tenth (10th) business day following the earliest to occur of (i) the Issuance Date, (ii) the date of Participant’s Separation from Service (subject to the delayed payment provisions of Paragraph 9), provided such Separation from Service occurs within twenty-four (24) months after a Qualifying Change in Control, or (iii) the first date following a Qualifying Change in Control on which the distribution can be made without contravention of any applicable provisions of Code Section 409A. Such distribution shall be subject to the Corporation’s collection of the applicable Withholding Taxes pursuant to the provisions of Paragraph 8.
D.    In no event shall Participant be entitled to receive any additional ROE Awards (as such term is defined in the Amendment Agreement) following the occurrence of a Change in Control.

E.    This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
7.    Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and the determination of the Plan Administrator shall be final, binding and conclusive. In the event of a Change in Control, the adjustments (if any) shall be made in accordance with the provisions of Paragraph 6.
8.    Issuance of Shares/Collection of Withholding Taxes.
A.    On the Issuance Date (or any earlier date on which the Shares are to be issued in accordance with the terms of this Agreement), the Corporation shall issue to or on behalf of Participant a certificate (which may be in electronic form) for the applicable number of shares of Common Stock, subject, however, to the Corporation’s collection of the applicable Withholding Taxes.
B.    The Corporation shall collect the applicable Withholding Taxes with respect to the shares of Common Stock which vest and become issuable hereunder through an automatic share withholding procedure pursuant to which the Corporation will withhold, at the time of such issuance, a portion of the shares with a Fair Market Value (measured as of the applicable issuance date) equal to the amount of those taxes; provided, however, that the amount of any shares so withheld shall not exceed the amount necessary to satisfy the Corporation‘s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income. In the event payment is to be made in a form other than the shares of Common Stock, then the Corporation shall collect from Participant the applicable Withholding Taxes pursuant to such procedures as the Corporation deems appropriate under the circumstances.
C.    Notwithstanding the foregoing provisions of Paragraph 8.B, the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the shares of Common Stock or any other amounts hereunder (the “Employment Taxes”) shall in all events be collected from Participant no later than the last business day of the calendar year in which the shares or other amounts vest hereunder. Accordingly, to the extent the Issuance Date for one or more vested shares of Common Stock or the distribution date for such other amounts is to occur in a year subsequent to the calendar year in which those shares or other amounts vest, Participant shall, on or before the last business day of the calendar year in which the Shares or other amounts vest, deliver to the Corporation a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those Shares or other amounts. The provisions of this Paragraph 8.C shall be applicable only to the extent necessary to comply with the applicable tax withholding requirements of Code Section 3121(v).
D.    Except as otherwise provided in Paragraph 6 and Paragraph 8.B, the settlement of the vested Award shall be made solely in shares of Common Stock. In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Common Stock to be issued pursuant to this

Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.
9.    Deferred Issuance Date. Notwithstanding any provision to the contrary in this Agreement, no shares of Common Stock or other amounts which become issuable or distributable by reason of Participant’s Separation from Service shall actually be issued or distributed to Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of such Separation from Service or (ii) the date of Participant’s death, if Participant is deemed at the time of such Separation from Service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations issued under Code Section 409A, as determined by the Plan Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Corporation, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred shares or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of Participant’s Separation from Service or, if earlier, the first day of the month immediately following the date the Corporation receives proof of Participant’s death.
10.     Benefit Limit.
A.    In the event the vesting and issuance of the shares of Common Stock subject to this Award would otherwise constitute a parachute payment under Code Section 280G, then the vesting and issuance of those shares shall be subject to reduction to the extent necessary to assure that the number of shares which vest and are issued under this Award will be limited to the greater of (i) the number of shares which can vest and be issued without triggering a parachute payment under Code Section 280G or (ii) the maximum number of shares which can vest and be issued under this Award so as to provide Participant with the greatest after-tax amount of vested and issued Shares after taking into account any excise tax Participant may incur under Code Section 4999 with respect to those shares and any other benefits or payments to which Participant may be entitled in connection with any change in control or ownership of the Corporation or the subsequent termination of Participant’s Service.
B.    The benefit limitation of this Paragraph 10 shall apply only to the extent Participant is not otherwise entitled to a Code Section 4999 tax gross-up, pursuant to the terms of the Corporation’s Executive Severance Plan (or any successor plan), with respect to the shares of Common Stock that vest on an accelerated basis in connection with a Change in Control or subsequent cessation of Employee status.
11.    Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such issuance.
12.    Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
13.    Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

14.    Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award. To the extent there is any ambiguity as to whether any provision of this Agreement would otherwise contravene one or more applicable requirements or limitations of Code Section 409A and the Treasury Regulations thereunder, such provision shall be interpreted and applied in a manner that complies with the applicable requirements of Code Section 409A and the Treasury Regulations thereunder. For purposes of Code Section 409A, each installment distribution of Shares (or other installment distribution hereunder) shall be treated as a separate payment, and Participant’s right to receive each such installment of Shares (or other installment distribution hereunder) shall accordingly be treated as a right to receive a series of separate payments.
15.    Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.
16.    Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.
IN WITNESS WHEREOF, the parties have executed this Restricted Stock Unit Issuance Agreement on the respective dates indicated below.

SJW CORP.
By:	____________________________
Title:	____________________________
Dated:	__________, 20___

W. RICHARD ROTH
Signature:	____________________________
Dated:	__________, 20___

APPENDIX A
DEFINITIONS
The following definitions shall be in effect under the Agreement:
A.Agreement shall mean this Restricted Stock Unit Issuance Agreement.
B.Amendment Agreement shall mean that certain letter agreement (effective as of _______, 2014) amending Participant’s January 2008 amended and restated employment agreement with the Corporation, as previously amended in December 2009 and January 2010.
C.Award shall mean the award made to Participant pursuant to the terms of the Agreement.
D.Award Date shall mean the date the date the Award is granted to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.
E.Board shall mean the Corporation’s Board of Directors.
F.Change in Control shall mean any change in control or ownership of the Corporation which occurs by reason of one or more of the following events:
(i)     the acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under control with, the Corporation or an employee benefit plan maintained by any such entity, of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of securities of the Corporation that results in such person or related group owning thirty percent (30%) or more of the total combined voting power of the Corporation’s then-outstanding securities;
(ii)     a merger, recapitalization, consolidation, or other similar transaction to which the Corporation is a party, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the surviving entity or a parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction;
(iii)     a sale, transfer or disposition of all or substantially all of the Corporation’s assets, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the entity acquiring the Corporation’s assets or parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction;
(iv)     a merger, recapitalization, consolidation, or other transaction to which the Corporation is a party or the sale, transfer, or other disposition of all or substantially all of the Corporation’s assets if, in either case, the members of the Board immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation’s assets, as the case may be, or a parent thereof (for this purpose, any change in the composition of the board of directors that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction); or
(v)     a change in the composition of the Board over a period of thirty-six 36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members who were described in clause (a) or who were previously so elected or approved and who were still in office at the time the Board approved such election or nomination; provided, however, that solely for purposes of determining whether a permissible Section 409A distribution can be made under Paragraph 6.C in connection with such Change in Control event, the period for measuring a change in the composition of the Board shall be limited to a period of twelve (12) consecutive months or less;
provided however, that no Change in Control shall occur if the result of the transaction is to give more ownership or control of the Corporation to any person or related group of persons who held securities representing more than thirty percent (30%) of the combined voting power of the Corporation's outstanding securities as of March 3, 2003.
G.Change in Control Multiplier shall mean [____].1
H.Code shall mean the Internal Revenue Code of 1986, as amended.
I.Common Stock shall mean the shares of the Corporation’s common stock.
J.Corporation shall mean SJW Corp., a California corporation, and any successor corporation to all or substantially all of the assets or voting stock of SJW Corp. which shall by appropriate action adopt the Plan and/or assume the Award.
K.Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance; provided, however, that solely for purposes of determining whether Participant has incurred a Separation from Service, the term “Employee” shall have the meaning assigned to such term in the Separation from Service definition set forth in this Appendix.

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1Note to Draft: For the ROE award to be granted in 2015, the Change in Control Multiplier will be three. For the ROE Award to be granted in 2016, the Change in Control Multiplier will be two. The Change in Control Multiplier for the ROE Award to be granted in 2017 will be one.

L.Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share on the date in question on the Stock Exchange on which the Common Stock is at that time primarily traded, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such Stock Exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.
M.Good Cause shall be deemed to exist if, and only if: (i) Participant engages in acts or omissions that result in substantial harm to the business or property of the Corporation or any Parent or Subsidiary and that constitute dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or (ii) Participant is convicted of a criminal violation involving fraud or dishonesty. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Participant or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Good Cause.
N.Good Reason shall mean the occurrence of any of the following events without Participant’s express written consent: (i) his removal from any of the following positions: President and Chief Executive Officer of the Corporation, President and Chief Executive Officer of San Jose Water Company and President and Chief Executive Officer of SJW Land Company, or any other significantly adverse change in the nature or the scope of his authority or overall working environment; (ii) the assignment to Participant of duties materially inconsistent with his duties, responsibilities and status as President and Chief Executive Officer of the Corporation, President and Chief Executive Officer of San Jose Water Company and President and Chief Executive Officer of SJW Land Company; (iii) a reduction in Participant’s rate of base salary or target annual bonus, other than a reduction in an amount not in excess of fifteen percent (15%) of either his base salary or the sum of his base salary and target annual bonus pursuant to a uniform reduction in the base salary or target bonus payable to all senior executives of the Corporation to which Participant and the Executive Compensation Committee have mutually agreed and which occurs prior to a Change in Control; (iv) a change by the Corporation by fifty-five (55) miles or more of the principal location at which Participant is required to perform Participant’s services hereunder or (v) a material breach by the Corporation of any of its obligations under its restated employment agreement with Participant dated December 9, 2008 (as amended from time to time or any successor agreement) which remains uncured for more than thirty (30) days following Participant’s written notice to the Board in which Participant specifically identifies the material breach which has occurred.

O.Measurement Period shall mean the period specified herein over which the attainment of the Performance Objective is to be measured as specified under Paragraph 1.
P.1934 Act shall mean the Securities Exchange Act of 1934, as amended.
Q.Participant shall mean the person to whom the Award is made pursuant to the Agreement.
R.Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
S.Permanent Disability shall mean Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
T.Performance Objective shall mean the attainment of the return on equity objective set forth in attached Schedule I, as calculated over the Measurement Period.
U.Plan shall mean the Corporation’s Long Term Incentive Plan.
V.Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.
W.Qualifying Change in Control shall mean the date on which there occurs a Change in Control that also qualifies as: (i) a change in the ownership of the Corporation, as determined in accordance with Section 1.409A-3(i)((5)(v) of the Treasury Regulations, (ii) a change in the effective control of the Corporation, as determined in accordance with Section 1.409A-3(i)((5)(vi) of the Treasury Regulations, or (iii) a change in the ownership of a substantial portion of the assets of the Corporation, as determined in accordance with Section 1.409A-3(i)((5)(vii) of the Treasury Regulations.
X.Separation from Service shall mean Participant’s cessation of Employee status by reason of his death, retirement or termination of employment. Participant shall be deemed to have terminated employment for such purpose at such time as the level of his bona fide services to be performed as an Employee (or as a consultant or independent contractor) permanently decreases to a level that is not more than twenty percent (20%) of the average level of services he rendered as an Employee during the immediately preceding thirty-six (36) months. Solely for purposes of determining when a Separation from Service occurs, Participant will be deemed to continue in “Employee” status for so long as he remains in the employ of one or more members of the Employer

Group, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. “Employer Group” means the Corporation and any Parent or Subsidiary and any other corporation or business controlled by, controlling or under common control with, the Corporation, as determined in accordance with Sections 414(b) and (c) of the Code and the Treasury Regulations thereunder, except that in applying Sections 1563(1), (2) and (3) of the Code for purposes of determining the controlled group of corporations under Section 414(b), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in such sections and in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses that are under common control for purposes of Section 414(c), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in Section 1.4.14(c)-2 of the Treasury Regulations. Any such determination as to Separation from Service, however, shall be made in accordance with the applicable standards of the Treasury Regulations issued under Section 409A of the Code.
Y.Service shall mean Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the Board or a consultant or independent advisor. Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service as an Employee shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that the following special provisions shall be in effect for any such leave:
(i)     Should the period of such leave (other than a disability leave) exceed six (6) months, then Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial six (6)- month period of that leave, unless Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary).
(ii)     Should the period of a disability leave exceed twenty-nine (29) months, then Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial twenty-nine (29)-month period of that leave, unless Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary). For such purpose, a disability leave shall be a leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than six (6) months and causes Participant to be unable to perform the duties of his position of employment with the Corporation (or any Parent or Subsidiary) or any substantially similar position of employment.
(iii)     Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.

Z.Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.
AA.Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
BB.     Target Shares shall mean number of shares specified in the Target Number of Shares section under Paragraph 1.
CC.    Withholding Taxes shall mean (i) the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the shares of Common Stock (or any other property) under the Award and (ii) the federal, state and local income taxes required to be withheld by the Corporation in connection with the issuance of those vested shares (or any other property).

SCHEDULE I
PERFORMANCE OBJECTIVE

The Performance Objective which must be attained for the Award to vest shall be a certified return on equity to the Corporation’s shareholders over the Measurement Period of [____]%.
For such purpose, the return on equity (“ROE”) shall be determined pursuant to the following formula:

ROE =	Adjusted Net Income
Adjusted Average Shareholders’ Equity

Where:
“Adjusted Net Income” means the Corporation’s net income (as measured in accordance with U.S. generally accepted accounting principles (“GAAP”)) for the Measurement Period, adjusted to eliminate bonus or incentive compensation costs and expenses associated with awards to officers of the Corporation (or any Parent or Subsidiary) of cash-based awards made under the Plan, the Corporation’s Executive Officer Short-Term Incentive Plan, or other cash-paid bonus or incentive compensation plans or arrangements of the Corporation or any Parent or Subsidiary (such costs and expenses, the “Incentive Compensation Costs and Expenses”).
“Adjusted Average Shareholders’ Equity” means an amount equal to one-half (1/2) of the sum of (i) the total shareholders’ equity as of the end of the most recent fiscal year of the Corporation ending prior to the commencement of the Measurement Period, as reported in the Corporation’s annual report filed with the U.S. Securities and Exchange Commission and adjusted to eliminate the effects of the Incentive Compensation Costs and Expenses for such fiscal year, plus (ii) the total shareholders’ equity as of the end of the Measurement Period (as measured in accordance with U.S. GAAP) and adjusted to eliminate the Incentive Compensation Costs and Expenses for the Measurement Period.
No later than the last business day of February in the calendar year immediately following the completion of the Measurement Period, the Executive Compensation Committee shall certify whether the Performance Objective was attained during the Measurement Period.